Exhibit 107
Calculation of Filing Fee Tables

Form S-8

Integra LifeSciences Holdings Corporation

Table 1: Newly Registered Securities

Note #	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.01 per share, reserved for issuance under the Integra LifeSciences Holdings Corporation Fifth Amended and Restated 2003 Equity Incentive Plan, as amended	Other	3,550,000	$11.09	$39,369,500.00	0.0001381	$5,437.00
	Total Offering Amounts					$39,369,500.00		$5,437.00
	Total Fee Offsets
	Net Fee Due							$5,437.00

Fee Note #	Fee Note text
1
(1) In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued under the Integra LifeSciences Holdings Corporation Fifth Amended and Restated 2003 Equity Incentive Plan, as amended (the “Plan”) by reason of any substitutions or adjustments to shares to account for any change in corporate capitalization, such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of Integra LifeSciences Holdings Corporation (the “Company” or “Registrant”), combination or exchange of shares of common stock, $0.01 par value per share (the “Common Stock”), dividend in kind, or other like change in capital structure.

(2) Represents shares of Common Stock of the Registrant reserved for future issuance under the Plan, as of the date of this registration statement, which shares of Common Stock were added to the shares reserved under the Plan pursuant to an increase in shares of Common Stock available under the Plan approved by the Registrant’s stockholders at the Registrant’s 2026 Annual Meeting of Stockholders.

(3) Estimated in accordance with Rule 457(c) and Rule 457(h) of the Securities Act solely for the purpose of calculating the amount of the registration fee based on the average of the high and low prices for a share of the Registrant’s Common Stock as reported on the Nasdaq Global Select Market on May 4, 2026, a date within five business days of the filing of this registration statement.

Exhibit 107

X Not Applicable
Table 2: Fee Offset Claims and Sources

	Note #	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources